Exhibit 99.1

FireEye Reports Financial Results for Second Quarter 2014

Revenue Up 184 percent and Billings Up 153 percent from Second Quarter 2013; Operating Margin Improves

Sequentially and Year-over-Year

MILPITAS, CA – August 5, 2014 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the second quarter ended June 30, 2014.

“I am pleased to report strong growth in billings and revenue in the second quarter, which is reflected in our fourth increase to 2014 billings and revenue guidance ranges since our initial public offering in September 2013,” said David DeWalt, chairman and chief executive officer of FireEye. “We now expect 2014 revenue in the range of $423 to $430 million and third quarter 2014 revenue to exceed $100 million for the first time.”

“We believe our second quarter results demonstrate the market’s endorsement of our virtual machine-based security platform and mark the beginning of the next phase in our evolution from advanced security pioneer to industry leader. This new phase, which follows our start-up and hyper-growth phases, is characterized by continued high revenue growth, accompanied by continued progress toward our target long-term financial model,” added DeWalt.

Second Quarter 2014 Financial Results

-	Billings[1]: Second quarter billings were $113.8 million, compared to the previously issued guidance range of $108 to
$112 million. Total billings included $35.6 million in product billings, $42.1 million in product subscription billings,
$18.6 million in support and maintenance billings, and $17.5 million in professional services billings.

-	Revenue: Second quarter revenue was $94.5 million, compared to the previously issued guidance range of $89 to
$91 million. Total revenue included $37.7 million of product revenue, $28.0 million of product subscription revenue,
$11.9 million of support and maintenance revenue, and $16.9 million of professional services revenue.

-	Deferred revenue: Deferred revenue totaled $232.0 million at the end of the second quarter, an increase of $129.4 million from the end of the second quarter of 2013. Current deferred revenue was $136.8 million, an increase of $81.1 million from the end of the second quarter of 2013. Non-current deferred revenue was $95.2 million, an increase of $48.3 million from the end of the second quarter of 2013.

-	GAAP net loss: Second quarter GAAP net loss was $116.8 million, or $0.82 per share, based on 141.9 million weighted average shares outstanding. This compares to a GAAP net loss of $40.2 million, or $2.15 per basic and diluted share, based on 18.7 million weighted average shares outstanding, in the second quarter of 2013.

-	Non-GAAP net loss[1]: Second quarter non-GAAP net loss was $78.5 million, or $0.55 per basic and diluted share, compared to the previously issued guidance range of $0.58 to $0.63 loss per share. Non-GAAP net loss in the second quarters of 2013 and 2014 excluded stock-based compensation expenses, amortization of intangible assets, acquisition related costs and discrete tax benefits. Non-GAAP net loss for the second quarter of 2013 also excluded changes in the fair value of preferred stock warrant liabilities.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures also is included under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights

Since the second quarter of 2013, FireEye more than doubled its customer base, from 1,182 customers in the second quarter of 2013 to 2,498 customers at the end of the second quarter of 2014. The company also established a presence in 65 countries, expanded its channel partner programs worldwide, built a 24/7 round-the-clock, round-the-world customer support organization, and increased the number of employees to 2,387 from 932. Also during this period, the company expanded its advanced security platform with the release of 20 new and enhanced products and services, including new appliances, a mobile threat prevention solution, a data center threat prevention solution, cloud-based email threat protection, the Threat Analytics Platform (TAP), an Intrusion Prevention System (IPS), and new Managed Defense services.

Business highlights since the release of first quarter 2014 financial results on May 6 included:

-	General availability of the FireEye Network Threat Prevention Platform with IPS to customers worldwide as an add-on license to the FireEye Network Threat Prevention Platform (NX Series).

-	A new release of the company’s email solutions, including FireEye Email Security (EX Series) and Email Threat Prevention Cloud, which added the traditional email security features of anti-spam and anti-virus protection to the advanced threat detection capabilities.

-	Certification of the FireEye Forensic Analysis (AX Series) Threat Prevention Platform by NATO for inclusion in the Information Assurance Product Catalogue (NIAPC).

-	Appointment of a chief privacy officer to create a new global privacy program to establish data protection standards and lead the industry in data protection initiatives.

-	Recognition of FireEye’s Threat Analytics Platform (TAP) as Best of Show for the Cloud Services category at InterOp Japan.

-	A Net Promoter Score of 54, compared to an average score of 35 for the software industry.

-	Integration of Rapid7 UserInsight into the FireEye Threat Analytics Platform (TAP), adding user and account analysis to TAP’s hosted incident response platform to augment the detection of advanced attacks and insider threats.

-	Appointment of John McGee as Senior Vice President, Worldwide Sales, and the expansion of sales leadership in Europe and the East and West regions of the U.S.

Leadership in Advanced Threat Intelligence

Threat intelligence is at the heart of the FireEye mission to reduce the impact of cyber threats by reducing the time to detect and remediate. With more than two million virtual machines and two million endpoint threat sensors installed in more than 2,500 customers, including governments, military intelligence organizations, global financial institutions and other frequently targeted organizations, FireEye has unparalleled visibility into the threat environment. The FireEye Labs team uses automated detection and alert technologies, combined with the expertise of security researchers and incident response teams, to investigate and analyze a wide variety of attacks, cyber-anomalies, and indicators of compromise. The FireEye security platform is updated with new threat intelligence regularly, and insights into the evolving threat environment are published on the company’s blog at www.fireeye.com/blog.

Recent threat discoveries and analyses by the FireEye Labs community of threat researchers and security experts included:

-	Release of the report “Cybersecurity’s Maginot Line: A Real-world Assessment of the Defense-in-Depth Model” examining attack data captured by FireEye security appliances in trials from 1,217 organizations around the world. The study revealed that today’s top-selling non-FireEye security tools failed to protect 97 percent of organizations in which they were installed.

-	Discovery and analysis of a zero-day exploit targeting users of Internet Explorer versions 8 through 11 and Windows XP, 7 and 8 in a multi-vector attack campaign called “Operation Clandestine Fox.”

-	Publication of “Operation Saffron Rose,” a research report detailing the activities of a cyber-espionage group, dubbed by FireEye as the Ajax Security Team, likely based in Iran targeting Iranian dissidents and U.S. defense firms.

-	Discovery and analysis of the first “in-the-wild” malware reported to actively scan OPC servers, the specialized servers that control devices in critical infrastructure (e.g. water and electric utilities), energy and manufacturing sectors.

-	Discovery and analysis of multiple malicious mobile app families, including an Android app that pretends to be a “Google Service Framework” but actually executes privacy leakage, banking credential theft, and remote access commands.

-	Discovery and analysis of a new kind of mobile malware that encrypts an embedded Android application with an attachment to conceal malicious activities within a seemingly benign application.

Forward Outlook

FireEye provides guidance based on current market conditions and expectations.

For the third quarter of 2014, FireEye expects total revenue in the range of $114 to $117 million. Additionally, for the third quarter, on a non-GAAP basis, the company expects:

-	Total billings in the range of $150 to $155 million.

-	Gross margin in the range of 68 to 71 percent of total revenue.

-	Research and development expenses in the range of 41 to 44 percent of total revenue.

-	Sales and marketing expenses in the range of 77 to 80 percent of total revenue.

-	General and administrative expenses in the range of 18 to 21 percent of total revenue.

-	Loss per share of $0.52 to $0.56, based on estimated weighted average shares outstanding of approximately 144 million.

For 2014, the company currently expects total revenue in the range of $423 to $430 million, compared to the prior guidance range of $405 to $415 million. Additionally, on a non-GAAP basis, for 2014 the company expects:

-	Total billings in the range of $560 to $580 million.

-	Gross margin in the range of 69 to 72 percent of total revenue.

-	Research and development expenses in the range of 41 to 44 percent of total revenue.

-	Sales and marketing expenses in the range of 76 to 79 percent of total revenue.

-	General and administrative expenses in the range of 18 to 21 percent of total revenue.

-	Loss per share of $2.05 to $2.15, based on estimated weighted average shares outstanding of approximately 142 million.

For the fourth quarter of 2014, the company currently expects non-GAAP loss per share in the range of $0.46 to $0.50, based on estimated weighted average shares outstanding of approximately 148 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition expenses, discrete tax benefits, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Information

FireEye will host a conference call today, August 5, 2014, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss its second quarter financial results and outlook for 2014. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future billings, revenue, non-GAAP gross margins, non-GAAP research and development expenses as a percent of total revenue, non-GAAP sales and marketing expenses as a percent of total revenue, non-GAAP general and administrative expenses as a percent of total revenue, weighted average shares outstanding, and non-GAAP loss per share in the section entitled “Forward Outlook” above, as well as statements related to continued high revenue growth and progress toward FireEye’s target long-term target financial model.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include market adoption of FireEye’s virtual machine-based security platform; FireEye’s limited operating history, particularly as a newly public company; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to attract and retain new customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; FireEye’s limited experience with developing and releasing new products and services; real or perceived defects, errors or vulnerabilities in FireEye’s platform; rapidly evolving technological developments in a market that is characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on May 14, 2014, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

FireEye has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expenses, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, change in fair value of preferred stock warrant liability, acquisition-related costs, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes as anti-dilutive stock options, restricted stock units and performance stock units.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of preferred stock warrant liability and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, stock-based compensation is an important part of FireEye employees’ overall compensation. Third, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related costs, amortization of intangible assets, changes in fair value of preferred stock warrant liability and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 2,500 customers across 65 countries, including over 150 of the Fortune 500.

© 2014 FireEye, Inc. All rights reserved. FireEye is a registered trademark or trademark of FireEye, Inc. in the United States and other countries. Android is a trademark of Google Inc. Internet Explorer and Windows are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$171,620	$173,918
Short-term investments	292,874	—
Accounts receivable, net	108,039	95,772
Inventories	5,198	5,663
Deferred tax assets, current portion	21,712	14,584
Prepaid expenses and other current assets	31,879	25,230

Total current assets	631,322	315,167

Property and equipment, net	78,390	64,765
Goodwill	750,132	706,327
Intangible assets	284,793	281,377
Deposits and other long-term assets	10,035	8,677

Total assets	$1,754,672	$1,376,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,343	$34,128
Accrued and other current liabilities	23,273	17,677
Accrued compensation	52,728	41,625
Deferred revenue, current portion	136,808	110,535

Total current liabilities	249,152	203,965

Deferred revenue, non-current portion	95,199	76,979
Deferred tax liabilities, non-current portion	41,044	45,147
Other long-term liabilities	5,580	2,120

Total liabilities	390,975	328,211

Stockholders’ equity:
Common stock	15	14
Additional paid-in capital	1,805,328	1,271,590
Accumulated other comprehensive income (loss)	(110)	—
Accumulated deficit	(441,536)	(223,502)

Total stockholders’ equity	1,363,697	1,048,102

Total liabilities and stockholders’ equity	$1,754,672	$1,376,313

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Product	$37,683	$17,240	$61,935	$32,228
Subscription and services	56,806	15,982	106,534	29,410

Total revenue	94,489	33,222	168,469	61,638

Cost of revenue: (1)(2)
Product	13,749	5,804	24,075	10,766
Subscription and services	27,831	4,482	52,798	6,402

Total cost of revenue	41,580	10,286	76,873	17,168

Total gross profit	52,909	22,936	91,596	44,470

Operating expenses:(1)(2)
Research and development	53,408	14,016	95,378	24,078
Sales and marketing	94,591	37,594	171,445	66,163
General and administrative (3)	31,931	10,370	59,031	17,681

Total operating expenses	179,930	61,980	325,854	107,922

Operating loss	(127,021)	(39,044)	(234,258)	(63,452)

Other expense, net (4)	(150)	(807)	(166)	(3,147)

Loss before income taxes	(127,171)	(39,851)	(234,424)	(66,599)
Provision for (benefit from) income taxes (5)	(10,348)	384	(16,390)	597

Net loss attributable to common stockholders	$(116,823)	$(40,235)	$(218,034)	$(67,196)

Net loss per share attributable to common stockholders, basic and diluted	$(0.82)	$(2.15)	$(1.58)	$(3.98)

Weighted average shares used in per share calculations, basic and diluted	141,895	18,704	137,939	16,877

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(218,034)	$(67,196)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	42,726	7,095
Stock-based compensation expense	63,447	7,530
Deferred income taxes	(18,960)	—
Other	183	3,017
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(11,660)	2,052
Inventories	729	(1,168)
Prepaid expenses and other assets	(2,287)	(4,569)
Deferred costs of revenue	(797)	(444)
Accounts payable	(7,103)	8,207
Accrued liabilities	8,747	1,310
Accrued compensation	10,834	4,949
Deferred revenue	44,193	26,180
Other long-term liabilities	3,460	338

Net cash used in operating activities	(84,522)	(12,699)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(55,058)	—
Purchase of property and equipment and demonstration units	(31,469)	(22,055)
Purchase of short-term investments	(302,531)	—
Maturities of short-term investments	8,000	—
Lease deposits	(403)	(1,597)

Net cash used in investing activities	(381,461)	(23,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	445,280	330
Borrowing from line of credit	—	10,000
Repayment of term loan	—	(2,147)
Net proceeds from issuance of convertible preferred stock	—	9,988
Proceeds from exercise of equity awards	18,405	4,771
Repayment of notes receivable from stockholders	—	7,294

Net cash provided by financing activities	463,685	30,236

Net change in cash and cash equivalents	(2,298)	(6,115)
Cash and cash equivalents, beginning of year	173,918	60,200

Cash and cash equivalents, end of year	$171,620	$54,085

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP operating loss	$(127,021)	$(39,044)	$(234,258)	$(63,452)
Stock-based compensation expense (1)	38,253	4,278	63,447	7,530
Amortization of intangible assets (2)	11,187	262	21,985	524
Acquisition related expenses (3)	512	—	1,559	—

Non-GAAP operating loss	$(77,069)	$(34,504)	$(147,267)	$(55,398)

GAAP net loss	$(116,823)	$(40,235)	$(218,034)	$(67,196)
Stock-based compensation expense (1)	38,253	4,278	63,447	7,530
Amortization of intangible assets (2)	11,187	262	21,985	524
Acquisition related expenses (3)	512	—	1,559	—
Change in fair value of preferred stock warrant liability (4)	—	811	—	2,978
Benefit from income taxes (5)	(11,610)	—	(18,852)	—

Non-GAAP net loss	$(78,481)	$(34,884)	$(149,895)	$(56,164)

GAAP net loss per common share, basic and diluted	$(0.82)	$(2.15)	$(1.58)	$(3.98)
Stock-based compensation expense (1)	0.27	0.23	0.46	0.45
Amortization of intangible assets (2)	0.08	0.01	0.16	0.03
Acquisition related expenses (3)	0.00	—	0.01	—
Change in fair value of preferred stock warrant liability (4)	—	0.04	—	0.18
Benefit from income taxes (5)	(0.08)	—	(0.14)	—

Non-GAAP net loss per common share, basic and diluted	$(0.55)	$(1.87)	$(1.09)	$(3.33)

Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	141,895	18,704	137,939	16,877

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$236	$73	$381	$136
Cost of subscription and services revenue	3,605	401	7,025	568
Research and development	7,803	1,118	12,406	2,075
Sales and marketing	15,923	1,254	24,611	2,094
General and administrative	10,686	1,432	19,024	2,657

Total stock-based compensation expense	$38,253	$4,278	$63,447	$7,530

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,672	$262	$5,103	$524
Cost of subscription and services revenue	5,394	—	10,784	—
Sales and marketing	3,121	—	6,098	—

Total amortization of intangible assets	$11,187	$262	$21,985	$524

(3) includes acquisition related expenses as follows:
General and administrative	$512	$—	$1,559	$—

(4) includes change in fair value of preferred stock warrant liability as follows:
Other expense, net	$—	$811	$—	$2,978

(5) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(11,610)	$—	$(18,852)	$—

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP revenue	$94,489	$33,222	$168,469	$61,638
Add change in deferred revenue	19,286	11,791	44,494	26,179

Non-GAAP billings	$113,775	$45,013	$212,963	$87,817

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Product billings	$35,573	$18,883	$61,649	$35,164
Product subscription billings	42,086	15,541	81,521	32,239

Product billings and product subscription billings	77,659	34,424	143,170	67,403
Support and maintenance billings	18,582	9,702	34,277	19,283
Professional services billings	17,534	887	35,516	1,131

Non-GAAP billings	$113,775	$45,013	$212,963	$87,817

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Product revenue	$37,683	$17,240	$61,935	$32,228
Product subscription revenue	28,025	9,608	50,844	17,625

Product revenue and product subscription revenue	65,708	26,848	112,779	49,853
Support and maintenance revenue	11,874	6,031	22,625	11,168
Professional services revenue	16,907	343	33,065	617

Total revenue	$94,489	$33,222	$168,469	$61,638